                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement                                        [ ] Confidential, For Use of the Com-
                                                                           mission Only (as permitted by
                                                                           Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                                            MERRIMAC INDUSTRIES, INC.
------------------------------------------------------------------------------------------------------------------------
                                   (Name of Registrant as Specified in Its Charter)


------------------------------------------------------------------------------------------------------------------------
                      (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

------------------------------------------------------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:

------------------------------------------------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

------------------------------------------------------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

------------------------------------------------------------------------------------------------------------------------
(5)  Total fee paid:

------------------------------------------------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials:

------------------------------------------------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

------------------------------------------------------------------------------------------------------------------------
(2)  Form, Schedule or Registration Statement No.:

------------------------------------------------------------------------------------------------------------------------
(3)  Filing Party:

------------------------------------------------------------------------------------------------------------------------
(4)  Date Filed:

------------------------------------------------------------------------------------------------------------------------

                            MERRIMAC INDUSTRIES, INC.
                               41 FAIRFIELD PLACE
                          WEST CALDWELL, NJ 07006-6287




Mason N. Carter
Chairman of the Board                                               May 1, 2002

Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Merrimac Industries, Inc. to be held at the offices of the Company, 41 Fairfield Place, West Caldwell, New Jersey, on Wednesday, June 12, 2002 at 10:00 a.m.

         Information about the annual meeting and the various matters upon which stockholders will act is found in the formal Notice of Annual Meeting of Stockholders and Proxy Statement on the following pages. The Annual Report to Stockholders for 2001, including financial statements, accompanies the Proxy Statement, but does not constitute a part of the proxy solicitation material.

         Since it is important that your shares be represented at the annual meeting, we request that you promptly complete and submit the enclosed proxy either via the Internet, by telephone or by mail. Any stockholder returning a proxy may revoke it.



                                            Sincerely,


                                            /s/ Mason N. Carter
                                            Mason N. Carter
                                            Chairman of the Board,
                                            President and
                                            Chief Executive Officer

                            MERRIMAC INDUSTRIES, INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 12, 2002



         The Annual Meeting of Stockholders of Merrimac Industries, Inc. (the "Company") will be held at the offices of the Company, 41 Fairfield Place, West Caldwell, New Jersey, on Wednesday, June 12, 2002, at 10:00 a.m., for the following purposes:

         (1) To elect three members to the Company's Board of Directors for a term of three years;

         (2) To ratify the selection of Ernst & Young LLP as independent auditors of the Company for the 2002 fiscal year; and

         (3) To transact such other business as may properly come before the meeting.

         Holders of record of the Company's common stock, $0.01 par value per share, at the close of business on April 26, 2002, the record date fixed by the Board of Directors, are entitled to receive notice of, and to vote at, the meeting and at any adjournments thereof. A proxy and proxy statement for the meeting are enclosed herewith.

                                    By Order of the Board of Directors,


                                    /s/ Robert V. Condon
                                    ROBERT V. CONDON
                                    Secretary

May 1, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THE 2002 ANNUAL MEETING, PLEASE PROMPTLY SUBMIT THE ACCOMPANYING PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, VIA THE INTERNET, BY TELEPHONE OR BY MAIL.

                            MERRIMAC INDUSTRIES, INC.


               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 12, 2002

         The Board of Directors (the "Board") of Merrimac Industries, Inc. (the "Company") hereby solicits all holders of the Company's common stock, par value $0.01 per share ("Common Stock"), to vote by proxy at the Annual Meeting of Stockholders, which will be held at the offices of the Company, 41 Fairfield Place, West Caldwell, New Jersey, on Wednesday, June 12, 2002 at 10:00 a.m. (including any adjournment or postponement thereof, the "Meeting") for the purposes stated in the Notice of Annual Meeting of Stockholders. The shares represented by proxies will be voted at the Meeting in accordance with the instructions noted thereon.

         A proxy may be revoked at any time before it is exercised by filing a written notice of revocation with the Secretary of the Company, by revocation in person at the Meeting or by presenting a later-dated proxy.

         This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about May 1, 2002.

         The cost of solicitation will be paid by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies from stockholders by telephone, letter, e-mail, facsimile or in person. The Company expects to pay compensation for the solicitation of proxies, plus expenses, to Corporate Investor Communications, Inc. ("CIC") to supply brokers and other persons with proxy materials for forwarding to beneficial holders of Common Stock. The Company expects to pay CIC a fee of approximately $2,000 for its services. The Company will also reimburse such brokers and other persons for expenses related to the forwarding of this mailing.

VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL

         The Board fixed the close of business on April 26, 2002 (the "Record Date"), as the record date for the determination of stockholders entitled to receive notice of, and to vote, at the Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 3,186,008 shares of Common Stock. Every stockholder of record on the Record Date is entitled to one vote for each share of Common Stock then held.

         The presence of a quorum is required to conduct business at the Meeting. A quorum is defined as a majority of all the shares of Common Stock entitled to vote at the Meeting, present in person or by proxy. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached.

         The affirmative vote of (i) a plurality of the shares present at the Meeting and entitled to vote on the subject matter is required to elect the director nominees to the Board, and (ii) a majority of the shares present at the Meeting and entitled to vote on the subject matter is required to ratify the selection of Ernst & Young LLP as the Company's independent auditors and for any other business which may properly come before the Meeting.

         Abstentions will have the same effect as negative votes, except that abstentions will have no effect on the election of directors because directors are elected by a plurality of the votes cast. In accordance with the American Stock Exchange rules, brokers holding shares in street name for their customers may vote, in their discretion, on behalf of any customers who do not furnish voting instructions within 10 days of the Meeting on items such as the election of directors and appointment of auditors.

                              ELECTION OF DIRECTORS

         The Company's Certificate of Incorporation provides that the Board of Directors shall consist of three classes of directors with overlapping three-year terms. One class of directors is to be elected each year with terms extending to the third succeeding annual meeting of stockholders. Each of the three nominees, Mason N. Carter, Albert H. Cohen and David B. Miller, to be elected as Class III directors at the Meeting would hold office until the Company's annual meeting of stockholders in the year 2005 and until his successor is duly elected and qualified. The two directors in Class I, Joel H. Goldberg and Joseph B. Fuller, and the three directors in Class II, Edward H. Cohen, Arthur A. Oliner and Harold J. Raveche, are serving terms expiring at the Company's annual meetings in 2003 and 2004, respectively.

         The persons named in the enclosed form of proxy will vote such proxy for the election to the Board as Class III directors of Mason N. Carter, Albert
H. Cohen and David B. Miller. Messrs. Carter and A. Cohen have been previously elected as directors by the stockholders. Approval of the director nominees requires the affirmative vote of a plurality of the shares present at the Meeting and entitled to vote on the subject matter. If no contrary indication is made, proxies in the accompanying form are to be voted for such nominees or, in the event any such nominee is not a candidate or is unable to serve as a director at the time of the election (which is not now expected), for any nominee who shall be designated by the Board of Directors to fill such vacancy, unless the Board of Directors shall determine to reduce the number of directors pursuant to the By-laws. There is no arrangement or understanding between any director or nominee and any other person pursuant to which such person was selected as a director or nominee, except that on February 28, 2002, the Company entered into a subscription agreement for Common Stock with DuPont Chemical and Energy Operations, Inc. ("DCEO"), a subsidiary of E.I. DuPont de Nemours and Company ("DuPont"), whereby DCEO has the right to designate a nominee to the Company's Board and has designated David B. Miller as such nominee.


                       THE BOARD OF DIRECTORS UNANIMOUSLY
                   RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

INFORMATION ABOUT NOMINEES FOR DIRECTORS AND CONTINUING DIRECTORS

         The following table sets forth certain information with respect to each nominee for director and each continuing director.


                                                          DIRECTOR OF THE
         NAME                                   AGE        COMPANY SINCE
         ----                                   ---       ---------------
     Class III:
         Mason N. Carter...................     56              1995
         Albert H. Cohen...................     69              1997
         David B. Miller...................     45              2002
     Class I:
         Joel H. Goldberg..................     58              1997
         Joseph B. Fuller..................     45              2000
     Class II:
         Edward H. Cohen...................     63              1998
         Arthur A. Oliner..................     80              1961
         Harold J. Raveche.................     59              2001


         Mason N. Carter was elected to the position of Chairman of the Board on July 24, 1997. He has served as President and Chief Executive Officer of the Company since December 16, 1996. From 1994 to 1996 he was President of the Products and Systems Group of Datatec Industries, Inc., Fairfield, New Jersey, a leading provider of data network implementation services. He is a director of Transnational Industries, Inc.

         Albert H. Cohen has been self-employed as a management consultant and asset (money) manager since 1987. He was the Chairman of the Board and the Chief Executive Officer of Metex Corporation from 1986 to 1987 and from 1964 to 1986 he was its President and Chief Executive Officer. Metex Corporation is a manufacturer of industrial and automotive products.

         David B. Miller has been Vice President and General Manager of DuPont Electronic Technologies, an electronic development and manufacturing company, since 2001. Mr. Miller has been employed by DuPont in several capacities since 1981. From 1999 through 2001, Mr. Miller was DuPont's Director of Investor Relations. From 1997 to 1999, Mr. Miller was Managing Director, Asia Pacific and Global Business Director, Photopolymer and Electronic Materials. Mr. Miller served as Global Business Director, Printed Circuit Material from 1995 to 1997. Mr. Miller has responsibility for DuPont's various electronic material initiatives. Mr. Miller is a director of DuPont Air Products NanoMaterials Joint Venture, a joint venture with Air Products and Chemicals, Inc. focused on chemical mechanical planarization materials, and of HD Microsystems, a joint venture with Hitachi Chemical that develops, manufactures and markets liquid polyimides and other materials to the semiconductor industry.

         Joel H. Goldberg has been Chairman and Chief Executive Officer of Career Consultants, Inc., a management consulting firm, and SK Associates, an outplacement firm, located in Union, New Jersey, since 1972. Mr. Goldberg is a director of Phillips-Van Heusen Corporation, Hampshire Group, Limited, Marcal Paper Company and Modell's, Inc., an advisor to the New Jersey Sports and Exposition Authority and a member of the Advisory Council for Sports Management of Seton Hall University. He is also a consultant to the New York Giants and the New Jersey Nets professional sports teams.

         Joseph B. Fuller has been President and Chief Executive Officer of Monitor Company since June 1998. Monitor Company, of which Mr. Fuller was a founding director in 1983, is a strategy advisory firm that serves international clients on a diversified mix of issues related to enhancing competitiveness. Mr. Fuller is an internationally recognized expert on telecommunications and has worked extensively in the telecommunications equipment industry. He is a director of Phillips-Van Heusen Corporation.

         Edward H. Cohen is counsel to the law firm of Katten Muchin Zavis Rosenman, with which he has been affiliated since 1963. He is a director of Phillips-Van Heusen Corporation, Franklin Electronic Publishers, Inc., Voice Powered Technology International, Inc. and Levcor International, Inc.

         Arthur A. Oliner has been Professor Emeritus of Electrophysics at Polytechnic University (formerly Polytechnic Institute of Brooklyn) since 1990. Prior to that, he was head of its Electrical Engineering Department from 1966 until 1974, and was the director of its Microwave Research Institute from 1967 to 1982. He was elected a member of the National Academy of Engineering and a Fellow of the IEEE, the AAAS, and the British IEE. Dr. Oliner is the author of three books and has received many awards. He has been an engineering consultant for such companies as IBM, Boeing, Raytheon, Hughes and Rockwell.

         Harold J. Raveche has been President of the Stevens Institute of Technology since 1988. Prior to that, he was the Dean of Rensselaer Polytechnic Institute from 1985 until 1988. He was a member of the U.S. Trade and Technology missions to Israel in 1998, Brazil in 1999 and Korea and Taiwan in 2000. Dr. Raveche is a director of Cirrus Logic, Inc.

         There are no family relationships among the directors or nominees for directors of the Company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         During the fiscal year that ended on December 29, 2001, the Board of Directors held seven meetings, of which one was by telephone conference. Each director attended 75% or more of the aggregate of the total number of meetings of the Board and of the committees on which he served during fiscal year 2001.

         The Board of Directors has a Stock Option Committee, Stock Purchase Plan Committee, Audit Committee, Compensation Committee, Management Committee and Nominating Committee.

         The Stock Option Committee currently consists of Messrs. Fuller and Raveche and administers the Company's 1997 Long-Term Incentive Plan, 1993 Stock Option Plan, 2001

Stock Option Plan and 2001 Key Employee Incentive Plan. During fiscal year 2001, the Stock Option Committee held one meeting.

         The Stock Purchase Plan Committee currently consists of Messrs. Fuller and Raveche and administers the 2001 Stock Purchase Plan. During fiscal year 2001, the Stock Purchase Plan Committee held one meeting.

         The Audit Committee currently consists of Messrs. A. Cohen, E. Cohen and Raveche. Mr. Fuller resigned as a member of the Audit Committee on February 21, 2002, and was replaced by Dr. Raveche. The Audit Committee's function is to review the Company's annual audit and the Company's accounting practices with the Company's independent auditors and to ascertain their independence from management. The Audit Committee is responsible for recommending the inclusion of the audited financial statements in the Company's annual report on Form 10-KSB filed with the Securities and Exchange Commission ("SEC"). During fiscal year 2001, the Audit Committee held five meetings.

         Messrs. A. Cohen, Goldberg and Oliner currently serve on the Compensation Committee. The Compensation Committee reviews compensation of all executive officers of the Company. The Compensation Committee determines compensation levels based on individual performance and responsibility, as well as overall corporate performance. The predominant components of executive compensation have been base salary and stock option grants. When corporate goals are achieved, executive officers as well as other key employees may also be awarded cash bonuses. During fiscal year 2001, the Compensation Committee held three meetings.

         Messrs. Carter and A. Cohen currently serve on the Management Committee. The Management Committee determines the strategic business direction for the Company and evaluates the impact of current changes in the business environment in which the Company operates. During fiscal year 2001, the Management Committee held three meetings.

         Messrs. Carter and Oliner currently serve on the Nominating Committee. Stockholders wishing to recommend persons for consideration by the Nominating Committee as nominees for election to the Board must comply with the Company's By-laws (see "Stockholder Proposals" below). Any such recommendation should be accompanied by a description of the person's experience and a written statement from the person recommended indicating his or her consent to be considered as a nominee, and if nominated and elected, to serve as a director. During fiscal year 2001, the Nominating Committee held one meeting.

                             AUDIT COMMITTEE REPORT

         The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written charter adopted by the Board. Management is responsible for the Company's internal financial controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.

         We met and held discussions with management and Arthur Andersen LLP, the Company's independent auditors for fiscal 2001. Management represented to us that the

Company's consolidated financial statements for the fiscal year ended December 29, 2001 were prepared in accordance with generally accepted accounting principles. We discussed the consolidated financial statements with both management and the independent auditors. We also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

         The Audit Committee discussed with the independent auditors the overall scope and plans for the audit. We met with the independent auditors, with and without management, to discuss the results of their examination, the evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

         We discussed with the independent auditors the auditor's independence from the Company and management, including the independent auditors written disclosures required by Independent Standards Board Standard No. 1 (Independence Discussions With Audit Committees).

         During fiscal year 2001, the Company paid Arthur Andersen LLP the following fees:

         Audit Fees. Approximately $174,100 for the last annual audit, including review of periodic filings with the SEC.

         Financial Information Systems Design and Implementation Fees. No amounts were paid for financial information systems design and implementation.

         All Other Fees. Approximately $73,500 for all other matters (which were primarily related to tax compliance and assistance on tax related matters).

         We reviewed the above information concerning the fees paid to the independent auditors for the fiscal year ended December 29, 2001, and have considered whether the provision of these services is compatible with maintaining the independence of the independent auditors.

         Based on the foregoing, we have recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 29, 2001, for filing with the SEC.

         Subsequent to the filing of the Form 10-KSB on March 29, 2002, the Audit Committee recommended that the Company appoint Ernst & Young LLP as its new auditors commencing with the 2002 fiscal year.

         Audit Committee

         Edward H. Cohen, Chairman
         Albert H. Cohen
         Harold J. Raveche
         Joseph B. Fuller (1)

--------------------------
(1) Mr. Fuller resigned as a member of the Audit Committee on February 21, 2002, and was replaced by Dr. Raveche.

                               EXECUTIVE OFFICERS

         The following table sets forth certain information with respect to each executive officer of the Company.


 NAME                                  AGE        CURRENT POSITION
 ----                                  ---        ----------------
Mason N. Carter                        56        Chairman of the Board, President and Chief Executive Officer

Robert V. Condon                       55        Vice President, Finance, Chief Financial Officer, Treasurer
                                                 and Secretary

Richard E. Dec                         58        Vice President, Business Development

Brian R. Dornan                        53        Vice President and Chief Engineer, RF Microwave Products
                                                 Group

Reynold K. Green                       43        Vice President and General Manager, RF Microwave Products
                                                 Group

Jayson E. Hahn                         34        Vice President, Information Technology and Chief
                                                 Information Officer

James J. Logothetis                    42        Vice President and Chief Technology Officer, Multi-Mix(R)
                                                 Microtechnology Group

Joseph McAndrew                        47        Vice President and General Manager, Multi-Mix(R)
                                                 Microtechnology Group

Michael Pelenskij                      41        Vice President , Operations RF Microwave Products Group

Dr. Kovilvila N. Ramachandran          61        President and Technical Director, Filtran Microcircuits
                                                 Inc. ("FMI"), the Company's wholly-owned subsidiary

Lawrence S. Ross                       33        Vice President, Quality


         Information regarding Mr. Carter is included on page 3.

         Mr. Condon has been Vice President, Finance and Chief Financial Officer since joining the Company in March 1996 and was appointed Secretary and Treasurer in January 1997. Prior to joining the Company, he was with Berkeley Educational Services as Vice President, Finance, Treasurer and Chief Financial Officer from 1995 to February 1996.

         Mr. Dec was appointed Vice President, Business Development in July 2000 after serving as Vice President, Marketing since joining the Company in March 1997. Prior to joining the Company, he was Vice President of Business Development of Kinley & Manbeck, Inc., a business process re-engineering and systems implementation consulting company, from April 1996 to March 1997. From 1995 to March 1996, he was National Account Manager, Product and Systems Group for Datatec Industries, Inc.

         Mr. Dornan was appointed Vice President and Chief Engineer of the RF Microwave Products Group in December 2000 after serving as Vice President, Research and Development since February 1998. From October 1996 to February 1998 he served as Group Vice President of Technology and Engineering of the Company. He had been Group Vice President of Manufacturing from 1986 to October 1996.

         Mr. Green was appointed Vice President and General Manager of the RF Microwave Products Group in January 2000. He was Vice President, Sales from March 1997 to January 2000 and Vice President of Manufacturing from April 1996 to March 1997. He was a member of the Board of Directors from April 1996 to May 1997 and did not seek re-election to the Board. Prior to April 1996, Mr. Green held positions as Director of Manufacturing, National Sales Manager and Director of Quality Control and High-Reliability Services at the Company.

         Mr. Hahn was appointed Vice President, Information Technology and Chief Information Officer in October 2000 after serving as Director, Network Services since June 1998. He served as Manager, Network Services from June 1997 to June 1998 and was Information Technology Support Specialist from December 1996 to June 1997. Prior to joining the Company, Mr. Hahn was with Berkeley Educational Services, where he held various Information Technology related positions from 1992 to November 1996.

         Mr. Logothetis was appointed Vice President and Chief Technology Officer, Multi-Mix(R)Microtechnology Group in March 2002. Mr. Logothetis was appointed Vice President, Multi-Mix(R)Engineering in May 1998, after rejoining the Company in January 1997 to serve as Director, Advanced Technology. Prior to rejoining the Company, he served as a director for Electromagnetic Technologies, Inc. in 1995 and became Vice President of Microwave Engineering in 1996. From 1984 through 1994, Mr. Logothetis had various engineering positions with the Company, including Group Manager, Engineering.

         Mr. McAndrew was appointed Vice President and General Manager, Multi-Mix(R) Microtechnology Group in March 2002. Mr. McAndrew was appointed Vice President, Multi-Mix(R) Operations in June 1999 after serving as Director of Manufacturing Engineering from 1997 to 1999. From 1984 through 1997, Mr. McAndrew held various engineering positions at the Company including Manager, Manufacturing and Process Engineering.

         Mr. Pelenskij was appointed Vice President, Operations RF Microwave Products Group in January 2000, after serving as Director of Manufacturing of the Company from January 1999 to January 2000. Prior to January 1999, Mr. Pelenskij held the positions of Manager of Screened Components, RF Design Engineer, and District Sales Manager at the Company since joining the Company in 1993.

         Dr. Ramachandran has been President of FMI since January 1996 and has been Technical Director of FMI since co-founding FMI in 1983. Dr. Ramachandran served as a member of FMI's Board of Directors prior to the Company's acquisition of FMI. Prior to 1983, Dr. Ramachandran held a position at the National Research Council of Canada.

         Mr. Ross was appointed Vice President, Quality in January 2000 after serving as Director, Quality since joining the Company in March 1999. Prior to joining the Company, Mr. Ross was employed as Manager, Quality & Efficiency at Philips Consumer Electronics' Digital TV Group, a corporate design competency, from December 1998 to March 1999. From May 1997 to December 1998, Mr. Ross held the position of Corporate Quality Assurance Manager at

General Bearing Corporation, a ball and taper roller bearing design and manufacturing company. From 1995 to 1997, he was Director, Quality and ISO Coordination for Mikron Instrument Company, a non-contact temperature measurement design and manufacturing company.

         There are no family relationships among the executive officers of the Company.


                             EXECUTIVE COMPENSATION

         The following table sets forth a summary for the last three fiscal years of the cash and non-cash compensation awarded to, earned by or paid to the individuals who were (i) the Chief Executive Officer of the Company during fiscal year 2001 and (ii) the four other most highly compensated executive officers serving at the end of the last fiscal year (collectively, the "Named Executive Officers"). No persons who were executive officers at any time during fiscal year 2001, but not on December 29, 2001, would have been included under clause (ii) if they had remained an executive officer at December 29, 2001.

                           SUMMARY COMPENSATION TABLE



                                                   ANNUAL COMPENSATION                 LONG-TERM COMPENSATION
                                           -----------------------------------  --------------------------------------
                                                                                    AWARDS             PAYOUTS
                                                                                ----------------  --------------------
                                                                                  SECURITIES
                                                                                  UNDERLYING           ALL OTHER
     NAME AND PRINCIPAL POSITION(S)           Year     Salary ($)    Bonus ($)  OPTIONS/SARS(#)   COMPENSATION (1)($)
--------------------------------------     ------- ------------- -------------- ---------------- ---------------------
 Mason N. Carter                            2001      260,000       125,000            -               95,343(2)
     Chairman, President and                2000      250,000       100,000          5,000              6,448
     Chief Executive Officer                1999      240,000             -         15,000
                                                                                                        4,800

 Robert V. Condon                           2001      158,000        35,000            -                5,100
     Vice President, Finance,               2000      150,000        20,000            -                5,674
     Chief Financial Officer,               1999      145,000             -          3,500              4,648
     Treasurer and Secretary

 Reynold K. Green                           2001      135,000        15,000            -                4,375
     Vice President and General             2000      127,500        10,000            -                4,791
     Manager, RF Microwave                  1999      126,000             -          3,500              3,680
     Products Group
     Vice President, Sales

 James J. Logothetis                        2001      125,000         5,000            -                2,024
     Vice President and Chief               2000      120,000        10,000          5,000              2,700
     Technology Officer,                    1999      116,000         5,000          3,500              1,745
     Multi-Mix(R)Microtechnology Group

 Joseph McAndrew                            2001      115,000         5,000            -                3,750
     Vice President and General             2000      115,000        10,000            -                4,236
     Manager, Multi-Mix(R)                  1999      105,000         2,000          4,000              3,068
     Microtechnology Group

(1) Except as set forth in note (2) below, comprises matching 401(k) amounts for each of fiscal year 1999, 2000 and 2001 and includes a discretionary profit sharing contribution by the Company for fiscal year 2000, pursuant to the Company's savings and investment plan.

(2) Includes $90,243 forgiven by the Company as a special bonus to Mr. Carter in connection with an amendment to his employment agreement with the Company. See "Certain relationships and related transactions" below.

         There were no individual grants of stock options during fiscal year 2001 to any of the Named Executive Officers.

         The following table sets forth information concerning the exercise of stock options during fiscal year 2001 by each of the Named Executive Officers and the fiscal year-end value of unexercised options.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES



                                                                                                VALUE OF UNEXERCISED
                                                                    NUMBER OF SECURITIES             IN-THE-MONEY
                                                                   UNDERLYING UNEXERCISED            OPTIONS/SARS
                                 SHARES                                OPTIONS/SARS AT               FY-END($)**
                               ACQUIRED ON         VALUE                   FY-END                    EXERCISABLE/
           NAME                EXERCISE(#)      REALIZED($)     EXERCISABLE/ UNEXERCISABLE *        UNEXERCISABLE
---------------------------- ---------------- ----------------- ------------------------------ -------------------------
Mason N. Carter                   1,650            4,628                111,000/2,500               115,430/7,363
Robert V. Condon                    -                -                     13,750                      14,520/0
Reynold K. Green                    -                -                     12,850                      42,587/0
James J. Logothetis                 -                -                  28,000/8,000                 16,120/7,363
Joseph McAndrew                     -                -                  13,350/19,250                  19,795/0

* The vesting of unexercisable options may accelerate upon a change-in-control of the Company.

** Amounts represent difference between the aggregate exercise price of the options and a market price of the Common Stock of $11.32 on December 29, 2001.

EMPLOYMENT CONTRACTS AND TERMINATION OF
EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         Mason N. Carter is subject to an employment agreement, as amended as of August 31, 2000, pursuant to which he will serve as President and Chief Executive Officer of the Company for a minimum annual salary of $240,000. The initial term of the employment agreement ends on December 31, 2007 and automatically renews for successive one year periods thereafter unless terminated pursuant to the terms of the employment agreement. If, within 12 months after a change-in-control of the Company, Mr. Carter resigns for "good reason" (as defined in the employment agreement) or is dismissed without "cause" (as defined in the employment agreement), the Company will pay Mr. Carter the greater of (a) his 24-month salary and benefits (including bonus) or (b) his salary and benefits from the date of his resignation or termination to the end of the then current term of the employment agreement. The employment agreement also provides that Mr. Carter will receive an annual special bonus on August 31 in each of the years 2001, 2002, 2003, 2004 and 2005, in the form of forgiveness of 20% of the principal and the accrued interest on a $280,000 loan the Company made to Mr. Carter on August 31, 2000, in connection with the amendment to Mr. Carter's employment agreement. See "Certain relationships and related transactions" below.

         In January 1998, the Company entered into severance agreements with each of the Named Executive Officers (other than Mr. Carter). The severance agreements provide, among other things, that if an executive is terminated by the Company without "cause" or the executive resigns for "good reason" (as such terms are defined in the severance agreements) within one year following a "change in control" (as defined therein) the Company is obligated to pay to the executive officer over a 12-month period two times his "annual base salary" (as defined therein) and to continue to provide health insurance benefits for two years.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In May 1998, the Company sold 22,000 shares of Common Stock to Mason N. Carter, Chairman, President and Chief Executive of the Company, at a price of $11.60 per share, which approximated the average closing price of the Company's Common Stock during the first quarter of fiscal year 1998. The Company extended to Mr. Carter a loan of $255,000 in connection with the purchase of these shares. In addition, the Company amended a prior loan to Mr. Carter of $105,000. The total of $360,000 is due May 4, 2003 and interest payments (except as described below) are due quarterly, calculated at a variable interest rate based on the prime rate of the Company's lending bank. However, payment of interest that accrued from November 1998 until November 1999 was deferred and payment of interest that will accrue from November 2001 until November 2002 will be deferred until May 4, 2003. Payment of the loan is secured by the pledge of 33,000 shares of Common Stock purchased by Mr. Carter with the proceeds of the loans and Mr. Carter has agreed to restrictions on the resale of these shares of Common Stock.

         On August 31, 2000, in connection with an amendment of Mr. Carter's employment agreement, the Company loaned Mr. Carter an additional $280,000. Interest on the loan will be calculated at a variable interest rate based on the prime rate of the Company's lending bank payable in accordance with Mr. Carter's employment agreement. Each year the Company will forgive 20% of the amount due under this loan and accrued interest thereon. During 2001, the amount of $56,000 and $23,000 of accrued interest was forgiven.

         The Company is a party to a shareholder's agreement, dated as of October 30, 1998, with Charles F. Huber II, a former director and Chairman of the Company. Pursuant to the shareholder's agreement, Mr. Huber is required to vote his shares of Common Stock as directed by the Board of Directors or the Chief Executive Officer of the Company. Mr. Huber is a Managing Director of William D. Witter Associates, an affiliate of William D. Witter, Inc., which is a beneficial owner of more than 5% of the Common Stock. Mr. Huber disclaims beneficial ownership of the shares owned by William D. Witter, Inc.

         During fiscal year 2001, Mr. A. Cohen was paid $40,300 for providing financial consulting services to the Company.

         During fiscal year 2001, the Company retained Career Consultants, Inc. and SK Associates to perform executive searches and to provide outplacement services to the Company. Dr. Goldberg is the Chairman and Chief Executive Officer of these companies. The Company paid an aggregate of $117,000 to these companies during the year 2001.

         During fiscal year 2001, the Company's General Counsel, Katten Muchin Zavis Rosenman, was paid $288,000 for providing legal services to the Company. Mr. E. Cohen is of counsel to Katten Muchin Zavis Rosenman.

         Mr. Oliner is compensated at a rate of $3,000 a month for providing technology-related consulting services to the Company.

         On April 7, 2000, the Company entered into a stock purchase and exclusivity agreement with Ericsson Microelectronics, A.B. ("Ericsson") and Ericsson Holding International, B.V. ("EHI") pursuant to which the Company sold to EHI 375,000 shares of Common Stock, representing approximately 17.5% of the Company's outstanding Common Stock after giving effect to the sale, for an aggregate purchase price of $3,375,000. The stock purchase and exclusivity agreement also provides that the Company will design, develop and produce exclusively for Ericsson Multi-Mix(R) products that incorporate active RF power transistors for use in wireless base station applications, television transmitters and certain other applications that are intended for Bluetooth transceivers. The Company also agreed that it will generally be the priority supplier for such products.

         On October 26, 2000, the Company entered into subscription agreements for common stock and three-year warrants to purchase shares of Common Stock ("Warrants") with a group of investors led by Adam Smith Investment Partners, L.P. and certain of its affiliates (the "Adam Smith Investors"), EHI and three members of the board of directors of the Company (the "Director Investors"). The Company sold to the investors units ("Units") at a price of $12.80 per unit, each unit consisting of one share of Common Stock and one Warrant with an exercise price of $21.25 which expires on October 26, 2003. The Adam Smith Investors purchased 240,000 Units, EHI purchased 100,000 Units and the Director Investors purchased 20,000 Units for an aggregate purchase price of $4,608,000. The Common Stock portion of the Units represented an aggregate of approximately 14% of the outstanding Common Stock of the Company after giving effect to the sales.

         On February 28, 2002, the Company entered into a subscription agreement for Common Stock with DCEO. Pursuant to the subscription agreement, the Company sold to DCEO 528,413 shares of the Common Stock, approximately 16.6% of the outstanding Common Stock of the Company after giving effect to the sale, for an aggregate purchase price of $5,284,130. The Company and DuPont Electronic Technologies have also agreed to work together to better understand the dynamics of the markets for high-frequency electronic components and modules.

         As a result of the sale of Common Stock to DCEO, certain contractual anti-dilution provisions affected both the Warrant exercise price and the number of shares subject to the Warrants issued in October 2000 as part of the Units. The exercise price of the Warrants was reduced to $17.80 and the number of shares subject to the Warrants was increased to 429,775. The expiration date of the Warrants remained unchanged.

                            COMPENSATION OF DIRECTORS

         Each director who is not an employee of the Company receives a monthly director's fee of $1,500, plus an additional $500 for each meeting of the Board and of any Committees of the Board attended. The directors are also reimbursed reasonable travel expenses incurred in attending Board and Committee meetings. In addition, pursuant to the 2001 Stock Option Plan, each non-employee director is annually granted an immediately exercisable option to purchase

2,500 shares of the Common Stock on the date of each annual meeting of stockholders. Each such grant is at the fair market value on the date of grant and will expire on the tenth anniversary of the date of the grant.


                STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                            AND CERTAIN STOCKHOLDERS

         The following table sets forth, as of April 26, 2002, information concerning the Common Stock owned by (i) persons known to the Company who are beneficial owners of more than five percent of the Common Stock (ii) each director, director nominee and Named Executive Officer of the Company, and (iii) all directors, director nominees and executive officers of the Company as a group, that was either provided by the person to the Company or is publicly available from filings made with the SEC.

                                              Amount and Nature of
   Name and Address                           Beneficial Ownership+
 of Beneficial Owners                        (direct except as noted)     Percent of Class
 --------------------                       ------------------------      ----------------
Ericsson Holding International, B.V.              594,380(1)                  17.98%
c/o Lawrence Lyles
740 East Campbell Road
Richardson, Texas  75081

E.I. DuPont de Nemours and Company                528,413(2)                  16.59%
1007 Market Street
Wilmington, DE  19898

Adam Smith Investment Partners, L.P.,             449,510(3)                  13.10%
its affiliates and associates
101 East 52nd Street
New York, NY  10022

William D. Witter, Inc.                           343,688(4)                  10.79%
One Citicorp Center
153 East 53rd Street
New York, NY  10022

Darryl Rabideau Family Trust                      213,430(5)                   6.70%
8101 E. Kalil Drive
Scottsdale, AZ  85260

Arthur A. Oliner                                  203,168(6)                   6.32%
11 Dawes Road
Lexington, MA  02173

Mason N. Carter                                   165,980(7)                   5.03%
c/o Merrimac Industries, Inc.
41 Fairfield Place
West Caldwell, NJ  07006

                                              Amount and Nature of
   Name and Address                           Beneficial Ownership+
 of Beneficial Owners                        (direct except as noted)       Percent of Class
 --------------------                       -------------------------      ----------------
Joel H. Goldberg                                    55,232(8)                     1.72%
c/o C.C.I. / SK Associates, Inc.
1767 Morris Avenue
Union, NJ  07083

Edward H. Cohen                                     26,419(9)                       *
c/o Katten Muchin Zavis Rosenman
575 Madison Avenue
New York, NY  10022

Albert H. Cohen                                     14,100(10)                      *
51 Primrose Court
Princeton, NJ  08540

Joseph B. Fuller                                    12,925(11)                      *
c/o Monitor Company
Two Canal Park
Cambridge, MA  02141

Harold J. Raveche                                    2,759(12)                      *
c/o Stevens Institute of Technology
Castle Point on Hudson
Hoboken, NJ  07030

David B. Miller                                          0(13)                      *
c/o DuPont Electronic Technologies
14 T.W. Alexander Drive
Research Triangle Park, NC 27709

James J. Logothetis
c/o Merrimac Industries, Inc.                       30,479(14)                      *
41 Fairfield Place
West Caldwell, NJ  07006

Robert V. Condon                                    20,666(15)                      *
c/o Merrimac Industries, Inc.
41 Fairfield Place
West Caldwell, NJ  07006

Reynold K. Green                                    20,448(16)                      *
c/o Merrimac Industries, Inc.
41 Fairfield Place
West Caldwell, NJ  07006

Joseph McAndrew                                     18,648(17)                      *
c/o Merrimac Industries, Inc.
41 Fairfield Place
West Caldwell, NJ  07006

                                    Amount and Nature of
   Name and Address                 Beneficial Ownership+
 of Beneficial Owners             (direct except as noted)      Percent of Class
 --------------------             ------- ----------------      ----------------
All directors and                      639,371(18)                   18.26%
executive officers as a group
(18 persons)

--------------------------------------------------------

+ In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner of securities if such person has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership within 60 days.

* The percentage of shares beneficially owned does not exceed 1% of the class.

(1) Includes 119,380 shares subject to immediately exercisable warrants. Information as to the shares of Common Stock and warrants to purchase shares of Common Stock beneficially owned by Ericsson Holding International, B.V. is as of October 26, 2000, as set forth in Schedule 13D, dated November 22, 2000, and filed with the SEC.

(2)   Consists of shares owned by DCEO.

(3) Adam Smith Investment Partners, L.P., its affiliates and associates include Adam Smith Investment Partners, L.P. ("ASIP"), Adam Smith Capital Management LLC ("ASCM"), Diamond Capital Management ("DCM"), Adam Smith Investments, Ltd. ("ASI"), Richard Grossman, Orin Hirschman and Richard and Ana Grossman JTWROS. The principal executive offices of ASIP, ASCM and DCM, and the business address of each of Richard Grossman and Orin Hirschman, are located at 101 East 52nd Street, New York, New York 10022. The principal executive office of ASI is c/o Insinger Trust (BVI) Limited, Tropic Isle Building, P.O. Box 438, Road Town, Tortola, British Virgin Islands. Includes 244,610 shares subject to immediately exercisable warrants. Information as to the shares of Common Stock and warrants to purchase shares of Common Stock beneficially owned by ASIP, ASCM, DCM, ASI, Richard Grossman, Orin Hirschman and Richard and Ana Grossman is as of December 5, 2000, as set forth in Schedule 13G/A, dated January 5, 2001, and filed with the SEC.

(4) Information in respect of the beneficial ownership of William D. Witter, Inc. (other than percentage ownership) is based upon a Schedule 13G/A filed on February 11, 2002.

(5) Information in respect of the beneficial ownership of the Darryl Rabideau Family Trust (other than percentage ownership) is based upon a Schedule 13G/A filed on April 2, 2002.

(6) Includes 27,250 shares subject to stock options that are exercisable currently or within 60 days, and 9,528 shares owned by Dr. Oliner's wife.

(7) Includes 111,000 shares subject to stock options that are exercisable currently or within 60 days.

(8) Includes 9,100 shares subject to stock options that are exercisable currently or within 60 days and 13,132 shares subject to immediately exercisable warrants.

(9) Includes 7,450 shares subject to stock options that are exercisable currently or within 60 days and 5,969 shares subject to immediately exercisable warrants.

(10) Includes 9,100 shares subject to stock options that are exercisable currently or within 60 days.

(11) Includes 4,150 shares subject to stock options that are exercisable currently or within 60 days and 4,775 shares subject to immediately exercisable warrants.

(12) Includes 2,500 shares subject to stock options that are exercisable currently or within 60 days.

(13) David B. Miller disclaims beneficial ownership of the shares owned by DCEO.

(14) Includes 28,000 shares subject to stock options that are exercisable currently or within 60 days.

(15) Includes 13,750 shares subject to stock options that are exercisable currently or within 60 days.

(16) Includes 12,850 shares subject to stock options and 1,080 shares subject to options under the 2001 Stock Purchase Plan that are exercisable currently or within 60 days.

(17) Includes 13,350 shares subject to stock options and 920 shares subject to options under the 2001 Stock Purchase Plan that are exercisable currently or within 60 days.

(18) Includes 291,435 shares subject to stock options and 2,920 shares subject to options under the 2001 Stock Purchase Plan that are exercisable currently or within 60 days, and 23,876 shares subject to immediately exercisable warrants.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

         To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company's officers, directors and greater than ten percent stockholders complied with these Section 16(a) filing requirements with respect to the Common Stock during the fiscal year ended December 29, 2001.

                            RATIFICATION OF SELECTION
                             OF INDEPENDENT AUDITORS

         The Board of Directors has, upon the recommendation of the Audit Committee, selected Ernst & Young LLP as independent auditors to audit and report upon the consolidated financial statements of the Company for fiscal year 2002 ending January 4, 2003. The Board of Directors recommends that the stockholders ratify the selection of Ernst & Young LLP.

         The Board of Directors decided not to reappoint Arthur Andersen LLP as the Company's independent public accountants in light of the current circumstances surrounding Arthur Andersen LLP. The decision to change public accountants was recommended by the Audit Committee and approved by the Board of Directors. On April 26, 2002, the Company engaged Ernst & Young LLP to serve as its independent public accountants for fiscal year 2002.

         Arthur Andersen LLP's reports on the Company's consolidated financial statements for the years ended December 29, 2001 and December 30, 2000, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 29, 2001 and December 30, 2000 and through April 26, 2002, the subsequent interim period preceding the decision to change independent auditors, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which agreements, if not resolved to Arthur Andersen LLP's satisfaction, would have caused them to make reference to the subject matter of such disagreements in connection with their report on the Company's consolidated financial statements for such years. During the years ended December 29, 2001 and December 30, 2000 and through April 26, 2002, there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K.

         The Company provided Arthur Andersen LLP with a copy of the foregoing paragraphs. Attached as Appendix A hereto is a letter dated April 30, 2002 from Arthur Andersen LLP to the SEC stating its agreement with the disclosures therein.

         Ernst & Young LLP has not served as our independent auditors since the 1993 fiscal year. In the years ended December 29, 2001 and December 30, 2000 and through April 26, 2002, the Company did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Item 304(a)(2)(ii) of Regulation S-K.

         A representative of Arthur Andersen LLP is expected to be present at the Meeting to respond to appropriate questions, and to make a statement if he or she desires. It is expected that a representative of Ernst & Young LLP will also be present at the Meeting to respond to appropriate questions, and to make a statement if he or she desires.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR 2002.

                              STOCKHOLDER PROPOSALS

         In order to be included in the proxy statement and proxy card relating to the 2003 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company at the address below no later than December 31, 2002. The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a stockholder for consideration at the next annual meeting of stockholders but not submitted for inclusion in the proxy materials for such meeting, unless notice of the matter is received by the Secretary of the Company at the address set forth below not later than February 28, 2003. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for the 2003 annual meeting of stockholders.

                                  ANNUAL REPORT

         All stockholders as of the Record Date are concurrently being sent a copy of the Company's Annual Report for the fiscal year ended December 29, 2001.

         In addition, upon the written request of any stockholder, the Company will furnish that person, without charge, with a copy of the Form 10-KSB as filed with the SEC on March 29, 2002. Any such request should be made in writing to:


                                    Secretary
                            Merrimac Industries, Inc.
                                  P.O. Box 986
                          West Caldwell, NJ 07007-0986


                                 OTHER BUSINESS

         As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business other than that described above that will be presented at the Meeting for action by the stockholders. If any other business should properly come before the Meeting, it is intended that the persons designated as attorneys and proxies in the enclosed form of proxy will vote all such proxies as they in their discretion determine.


                                     By Order of the Board of Directors


                                     /s/ Robert V. Condon
                                     ROBERT V. CONDON
                                     Secretary
May 1, 2002

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                      Appendix A

                                               April 30, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read the first three paragraphs of the section entitled "Ratification of Selection of Independent Auditors" included in the Proxy Statement for Annual Meeting of Stockholders of Merrimac Industries, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


                                           Very truly yours,

                                           /s/ ARTHUR ANDERSEN LLP

                                           Arthur Andersen LLP